EXHIBIT 4.2
THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT
No. of Shares of Class A Common Stock: 833,333
WARRANT
To Purchase Shares of Class A Common Stock of
MARTHA STEWART LIVING OMNIMEDIA, INC.
          THIS WARRANT (referred to herein as this “Warrant”) IS TO CERTIFY THAT MARK BURNETT is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from MARTHA STEWART LIVING OMNIMEDIA, INC., a Delaware corporation, (the “Company”) up to 833,333 shares of Class A Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at the Current Warrant Price (as defined herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.
          WHEREAS, the Company issued to Holder a warrant (the “Original Warrant”) on September 17, 2004, pursuant to which Holder had the right to exercise the Original Warrant to purchase up to 2,500,000 shares of Class A Common Stock, if certain vesting terms and other conditions were satisfied;
          WHEREAS, Holder has not exercised the Original Warrant as of the date hereof;
          WHEREAS, the Company confirms, agrees and acknowledges that (i) Holder’s right to purchase 416,667 shares of Class A Common Stock at an exercise price of $12.59 per share pursuant to the terms of the Original Warrant vested on September 21, 2005; (ii) Holder’s right to purchase an additional 416,666 shares of Class A Common Stock at an exercise price of $12.59 per share pursuant to the terms of the Original Warrant vested on December 21, 2005; (iii) Holder’s right to purchase an additional 833,334 shares of Class A Common Stock at an exercise price of $12.59 per share pursuant to the terms of the Original Warrant vested on June 1, 2005; and (iv) Holder’s rights with respect to the remaining 833,333 shares of Class A Common Stock subject to the Original Warrant have not vested and will not vest;
          WHEREAS, the Company and Holder have agreed to terms with respect to their ongoing relationship, which terms include the issuance of this Warrant to purchase up to 833,333 shares pursuant to the vesting criteria set forth herein and the execution of a registration rights agreement of even date herewith covering the shares vested pursuant to the Original Warrant and any shares which may vest pursuant to this Warrant;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company hereby issues this Warrant on the following terms and conditions:
1. DEFINITIONS
          As used in this Warrant, the following terms have the respective meanings set forth below:
          “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.
          “Class A Common Stock” shall mean (except where the context otherwise indicates) the Class A Common Stock, $.01 par value, of the Company as constituted on the Issue Date, and any capital stock into which such Class A Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Class A Common Stock upon any reclassification thereof which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.2) received by or distributed to the holders of Class A Common Stock of the Company in the circumstances contemplated by Section 4.2.
          “Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.
          “Current Market Price” shall mean, in respect of any share of Class A Common Stock on any date herein specified, the closing price per share of Class A Common Stock on such date. If the Class A Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading. If Class A Common Stock is not listed or admitted to trading on any national securities exchange, the closing price for each day shall be the closing last sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System or such other system then in use, or, if on any such date the Class A Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Board of Directors of the Company. In connection with an exercise (or partial exercise) of this Warrant through the surrender of all or a portion of a Warrant, the “Current Market Price” shall be increased by the fair market value of any property, cash or securities that would be received by Holder pursuant to Section 4.3 in connection with the exercise of this Warrant for one share of Class A Common Stock.
          “Current Warrant Price” as of any date shall mean, in respect of a share of Class A Common Stock at any date herein specified, $12.59, as such price shall have been adjusted in accordance with Section 4 hereof.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of such successor federal statute.
          “Expiration Date” shall mean March 17, 2012.
          “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.
          “Holder” shall mean the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose or, collectively, each Holder of a Warrant, in the event of any division of this Warrant.
          “Issue Date” shall mean August 11, 2006.
          “Majority Holders” shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.
          “MBP” shall mean Mark Burnett Productions.
          “New Series” shall mean the first-run syndication daily strip television series currently entitled “MARTHA.”
          “Person” shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor by merger or otherwise of such entity.
          “Restricted Common Stock” shall mean shares of Class A Common Stock which are, or which upon their issuance on the exercise of this Warrant or the Original Warrant would be, evidenced by a certificate bearing a restrictive legend the same as or substantially similar to the restrictive legend set forth in Section 7.1 (a).
          “Second Season” means the 2006/2007 broadcast season of the New Series.

          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Side Letter” means, collectively, those certain side letter(s) dated as of March 24, 2005 and April 28, 2005, respectively, between MSLO Productions, Inc. and MBP in connection with each of Rob Dauber’s and Laurie Rich’s services.
          “Transfer” shall mean any disposition of any Warrant Stock, which would constitute a sale thereof within the meaning of the Securities Act.
          “Transfer Notice” shall have the meaning set forth in Section 7.2.
          “Vesting Date” shall mean, provided that Mark Burnett, MBP or any of their affiliated or related entities (collectively, a “Burnett Entity”) have not breached in any material respect any agreement between the Company (or any of its affiliates) and any Burnett Entity (other than breaches which the Company has agreed in writing have been cured, such agreement not to be unreasonably withheld), with respect to the applicable tranche of shares of Class A Common Stock below, as to
          (A) four hundred sixteen thousand six hundred sixty seven (416,667) shares of Class A Common Stock, the date on which the third-party distributor of the New Series has achieved at least 75% television station market coverage of the United States for the 2007/2008 broadcast season of the New Series in first-run syndication; and
          (B) four hundred sixteen thousand six hundred sixty six (416,666) shares of Class A Common Stock, the date on which the final (but only if such episode is at least the 160th) episode of the Second Season of the New Series is initially broadcast in first-run syndication in the United States; provided that with respect to this clause (B) only, MBP or another Burnett Entity has provided, pursuant to and to the extent required by the Side Letter, the services of Rob Dauber as a co-executive producer of the New Series and Laurie Rich as an executive in charge of production of the New Series through the end of the Second Season; provided further that the preceding proviso shall not apply if the services of Rob Dauber and/or Laurie Rich are not provided as a result of (x) any request for termination or suspension by the Company pursuant to the Side Letter unless such request arises from the willful and continued failure of either Rob Dauber and/or Laurie Rich to perform substantially his or her duties in connection with the New Series or the willful engaging by Rob Dauber and/or Laurie Rich in gross misconduct which is demonstrably injurious to the Company (in each case, a “Breach”) unless such Breach, if possible, has been cured to the reasonable satisfaction of Company, or (y) any Company Default (as defined in paragraph 12 of the Side Letter).
          “Warrants” shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Class A Common Stock for which they may be exercised.

          “Warrant Stock” shall mean the shares of Class A Common Stock purchased by Holder upon the exercise of this Warrant.
2. EXERCISE OF WARRANT
          2.1. Manner of Exercise. At any time or from time to time from and after the Vesting Date of the shares of Warrant Stock as to which Holder desires to exercise this Warrant and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Class A Common Stock purchasable hereunder.
          In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 11 West 42nd Street, New York, New York 10036 (i) a written notice of Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Class A Common Stock to be purchased, (ii) payment of the Current Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder. Upon receipt of the items specified in the second preceding sentence, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder as soon as practicable a certificate or certificates representing the aggregate number of full shares of Class A Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Current Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, appropriate notation may be made on this Warrant and the same returned to Holder.
          Payment of the Current Warrant Price shall be made at the option of Holder (i) by certified or official bank check, (ii) by delivering to the Company certificates representing the number of shares of Warrant Stock to be surrendered, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by Holder, (iii) cancellation as of the date of exercise of a portion of this Warrant with respect to shares of Class A Common Stock the right to purchase which has previously vested hereunder or (iv) any combination of the foregoing. For the purposes of making payment of the Warrant Price, shares of Class A Common Stock being surrendered shall have a value equal to the Current Market Price as of the last trading day immediately preceding the date of surrender of the shares of Class A Common Stock. If a portion of this Warrant is cancelled in payment of the Current Warrant Price, the value of the portion of this Warrant so cancelled shall be equal to the product of (x) the number of shares of Class A Common Stock purchasable under this Warrant as to which this Warrant is being cancelled, multiplied by (y) the excess of the Current Market Price as of the last trading day immediately preceding the date of cancellation over the Current Warrant Price as adjusted at the date of surrender. If Holder surrenders shares of Class A Common Stock in payment of the Current Warrant Price and less than all of the shares of Class A Common Stock represented by any certificate are being surrendered, the Company shall deliver to Holder a new certificate or certificates representing the shares of Class A Common Stock not applied to payment of the Current Warrant Price; provided, however, that in lieu of any fractional share of Class A Common Stock which such Holder would otherwise be entitled to receive, the Company shall pay to Holder an amount of cash equal to such fraction multiplied by the Current Market Price as of the date of surrender of the shares of Class A Common Stock.
          Unless specified to the contrary in the written notice of exercise, in the case of a partial exercise by Holder of this Warrant, the Warrant shall be deemed to have been exercised with respect to the portions of this Warrant that vested earliest, and then, to the extent the earlier vesting portions of this Warrant have been exercised, with respect to later vesting portions of this Warrant (in increasing chronological order).
          2.2. Conditions to Exercise. Notwithstanding anything contained herein to the contrary, if the sale of the Warrant Stock to be received upon exercise of this Warrant has not been registered under the Securities Act, the issuance of such Warrant Stock shall be conditioned upon delivery to the Company of a written certification in substantially the form of the certification attached hereto as Exhibit C, or, at the Holder’s election, the delivery to the Company of an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, that such Warrant Stock may be issued without registration under the Securities Act.
          2.3. Payment of Taxes. All shares of Class A Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, other than income taxes payable by Holder or any of its affiliates.
          2.4. Fractional Shares. The Company shall not be required to issue a fractional share of Class A Common Stock upon exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Class A Common Stock on the date of exercise.
3. TRANSFER, DIVISION AND COMBINATION
          3.1. No Transfer. Subject to Section 7, neither this Warrant nor any of the rights of Holder hereunder shall be transferable or assignable in any manner, other than (i) transfers to majority-owned affiliates of Holder or to immediate family members of Holder (provided that the number of all such transferees shall not exceed 8); (ii) as to rights under this Warrant with respect to 10% of the shares of Warrant Stock covered hereby, to Conrad Riggs or to any majority owned affiliate of Conrad Riggs; (iii) pursuant to the laws of descent and distribution; or (iv) transfers to trusts for the benefit of any of the foregoing. In addition, Holder shall have the right to effect Transfers of Warrant Stock as provided in Section 7. Any Transfer of this Warrant and of rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 7, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 7, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
          3.2. Division and Combination. Subject to Section 7, this Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder. Subject to compliance with Section 3.1 and with Section 7, as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
4. ADJUSTMENTS
          The number of shares of Class A Common Stock for which this Warrant is exercisable and/or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.
          4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:
     (a) take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Class A Common Stock,
     (b) subdivide its outstanding shares of Class A Common Stock into a larger number of shares of Class A Common Stock, or
     (c) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then (i) the number of shares of Class A Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Class A Common Stock which a record holder of the same number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price per share shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.
          4.2. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Class A Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Class A Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant and payment of the Current Warrant Price, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed in good faith to be reasonably appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Class A Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.2, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
          4.3. Distributions. Without duplication of any adjustment pursuant to Section 4.1 or 4.2 hereof, if while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of shares of Class A Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend or distribution, then, and in each case, this Warrant shall represent the right to acquire upon exercise hereof, but solely with respect to any already vested portion of this Warrant that remains unexercised and unexpired as of the record date of any such dividend or distribution, in addition to the number of shares of Class A Common Stock then receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) that Holder would have received had it been the holder of record of the shares of Class A Common Stock receivable as of such record date upon exercise of this Warrant and all other dividends and distributions receivable with respect to such additional stock or other securities or property after such record date and prior to the date of such exercise of this Warrant, giving effect to all adjustments called for during such period by the provisions of this Section 4.
5. RIGHTS OF HOLDER
          5.1 No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.
          Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.
6. RESERVATION AND AUTHORIZATION OF CLASS A COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY
          From and after the Issue Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Class A Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Class A Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.
7. RESTRICTIONS ON TRANSFERABILITY
          The Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 7.
          7.1. Restrictive Legend. Except as otherwise provided in this Section 7, each Warrant and each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:
          With respect to any Warrant
“This Warrant has not been registered under the
Securities Act of 1933, as amended, and may not be
transferred in violation of such Act, the rules and
regulations thereunder or the provisions hereof.”
          With respect to each certificate for Warrant Stock:
“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules
and regulations thereunder or the provisions of that certain
Warrant executed August 11, 2006, a copy of which is on file at the principal office of Martha Stewart Living Omnimedia,
Inc.”
          7.2. Notice of Proposed Transfer. Prior to any Transfer or attempted Transfer of the Warrant or the Original Warrant, in whole or in part, or any shares of Restricted Common Stock or any shares of Class A Common Stock issued under the Original Warrant, the holder of such Restricted Common Stock shall give four Business Days’ prior written notice (a “Transfer Notice”) to the Company of such holder’s intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and, in the event of any proposed Transfer pursuant to Rule 144, obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrant, Original Warrant, or Restricted Common Stock, as the case may be, may be effected without registration under the Securities Act. In the case of a proposed Transfer pursuant to Rule 144, after receipt of the Transfer Notice and opinion, the Company shall promptly (but in any event within five Business Days) notify the holder of such Warrant, Original Warrant, or Restricted Common Stock, as the case may be, as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrant, Original Warrant, or Restricted Common Stock in accordance with the terms of the Transfer Notice. Each Warrant, Original Warrant and each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer (other than, for the avoidance of doubt, a transfer pursuant to an effective registration statement under the Securities Act) shall bear the restrictive legend set forth in Section 7.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Restricted Common Stock giving the Transfer Notice shall not be entitled to Transfer such Warrant, Original Warrant, or Restricted Common Stock (other than any transfer pursuant to an effective registration statement under the Securities Act) until receipt of notice from the Company under this Section 7.2 that such opinion is reasonably satisfactory. This section 7.2 supercedes Section 7.2 of the Original Warrant.
          7.3. Registration Rights.

          The Company and the Holder will enter into a registration rights agreement of even date herewith covering (i) those shares of Class A Common Stock issuable upon exercise of the Original Warrant which have vested pursuant to the terms of the Original Warrant and (ii) the Warrant Stock that may vest pursuant to this Warrant.
          7.4. Termination of Restrictions. Notwithstanding the foregoing provisions of this Section 7, the restrictions imposed by this Section upon the transferability of the Warrant Stock and the Restricted Common Stock and the legend requirements of Section 7.1 shall terminate as to any share of Warrant Stock or Restricted Common Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act.
8. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.
          With a view to making available to Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Holder to sell shares of Restricted Common Stock to the public without registration, the Company agrees, at all times when Holder may need to rely on Rule 144 to sell such securities to the public without registration, to furnish to Holder such information as Holder may reasonably request to permit Holder to sell shares of Restricted Common Stock without registration.
9. MISCELLANEOUS
          9.1. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:
(a)	If to Holder, at:
Mark Burnett
PMB 208
9899 Santa Monica Boulevard
Beverly Hills, CA 90212
With a copy to:
Conrad Riggs
201 Wilshire Blvd., 2nd Floor

Santa Monica, CA 90401
Telecopy Number: (310) 471-7647
and to:
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Attention: Richard C. Wirthlin, Esq.
Telecopy Number: (310) 203-7199
(b)	If to the Company, at
Martha Stewart Living Omnimedia, Inc.
11 West 42nd Street
New York, New York 10036
Attention: General Counsel
Telecopy Number: (212) 827-8188
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.
          9.2. Remedies. Each holder of a Warrant or Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under the terms of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
          9.3. Successors and Assigns. Subject to the provisions of Sections 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder.
          9.4. Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Majority Holders.

          9.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
          9.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
          9.7. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.
Dated: August 11, 2006

MARTHA STEWART LIVING OMNIMEDIA, INC.

By: Name:	/s/ John R. Cuti John R. Cuti
Title:	General Counsel & Secretary

Exhibit A — Exercise Notice
Martha Stewart Living Omnimedia, Inc.
11 West 42nd Street
New York, New York 10036
Attention: General Counsel
Telecopy Number: (212) 827-8188
Date:      , 20
The undersigned hereby elects to exercise his/its Warrant and to purchase                      shares of Class A Common Stock of Martha Stewart Living Omnimedia, Inc., as provided below.
The undersigned further elects:
•	to acquire shares through the payment of $ (by certified or bank cashier’s check tendered herewith)

•	to acquire shares through the delivery of shares of Class A Common Stock (valued at $ pursuant to the third paragraph of Section 2.1 of the Warrant)

•	to acquire shares through the cancellation of a portion of the Warrant (which portion is valued at $ pursuant to the third paragraph of Section 2.1 of the Warrant)
Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

Signature
INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in block letters)
Address:

Breakdown of Certificates:

Exhibit B — Notice of Transfer
Martha Stewart Living Omnimedia, Inc.
11 West 42nd Street
New York, New York 10036
Attention: General Counsel
Telecopy Number: (212) 827-8188
Date:      , 20
The undersigned hereby notifies Martha Stewart Living Omnimedia, Inc. (the “Company”) that it intends to transfer [                      shares of the Company’s Class A Common Stock] [the portion of the Holder’s Warrant representing the right to purchase [                      shares of the Company’s Class A Common Stock] as provided below.
Identity of Transferee:       [Name]/[Broker’s Sale]
Address of Transferee:
Date of Proposed Transfer:
Securities Act Exemption for Proposed Transfer:       [Rule 144]/[Rule 144(k)]/[Other]
[The undersigned has attached an opinion of the law firm of                                          that the above transfer of [Class A Common Stock] [the Warrant] does not require registration under the Securities Act]

Signature

Exhibit C — Certification Form
The undersigned hereby certifies to Martha Stewart Living Omnimedia, Inc., that he/it:
a.	is an “accredited investor” within the meaning of that term as defined in Rule 501 (a) promulgated under the Securities Act, and is aware that the Warrant (and the Warrant Stock) are being, or will be, issued in reliance upon its representations herein.

b.	has a financial condition such that he/it is able to bear the risk of holding the Warrant or the Warrant Stock for an indefinite period of time and can bear the loss of its entire investment in the Warrant or the Warrant Stock.

c.	has such knowledge and experience in financial and business matters and in making investments of this type that he/it is capable of evaluating the merits and risks of any investment in the Company and has the capacity to protect his/its own interests.

d.	will acquire the Warrant (and the Warrant Stock) for investment for his/its own account and not with a view to any unlawful distribution of any part thereof and does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participations to such Person or to any third person, with respect to the Warrant or the Warrant Stock, except for such contract, undertakings, agreements or arrangements which would not require registration under the Securities Act.

e.	understands that the Warrant and the Warrant Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant or the Warrant Stock or an available exemption from registration under the Securities Act, the Warrant and the Warrant Stock must be held indefinitely. In the absence of an effective registration statement covering the Warrant or Warrant Stock, he/it will sell, transfer, or otherwise dispose of the Warrant or the Warrant Stock only in a manner consistent with its representations and agreements set forth herein. He/it has been advised or is aware of the provisions of Rule 144 promulgated under Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

f.	has been furnished access to the business records of the Company and such additional information and documents as he/it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Warrant, the Company’s business, operations, market potential, capitalization, financial condition and prospects, and all other matters he/it deemed relevant.
     IN WITNESS WHEROF, the undersigned has executed this CERTIFICATION this day of                                          ,                     .

Signature

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Signed in the Presence of: